UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016 (June 27, 2016)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

5.875% Senior Notes due 2024

On June 27, 2016, US Foods, Inc. (the “Company”), a direct wholly-owned subsidiary of US Foods Holding Corp. (the “Parent”), issued $600,000,000 in aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”) under an Indenture, dated as of June 27, 2016 (the “Base Indenture”), among the Company, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 27, 2016, among the Company, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue at the rate of 5.875% per annum and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2016. The Notes will mature on June 15, 2024.

The Company used a portion of the net proceeds from the sale of the Notes (together with borrowings under a new senior secured term loan facility (the “New Term Loan Facility”, as described below) and proceeds from the initial public offering of Parent) to repay its existing senior secured term loan facility (the “Existing Term Loan”), to redeem its outstanding 8.50% senior notes due 2019 (the “Old Notes”) at a redemption price equal to 102.125% of the principal amount, to repay and defease its CMBS Fixed Rate Facility (the repayment and defeasance of the CMBS Fixed Rate Facility is expected to be completed on or about September 1, 2016) and to pay related fees and expenses. Remaining proceeds, if any, may be used for general corporate purposes.

Ranking; Guarantees

The Notes are unsecured senior indebtedness of the Company and rank:

•	equal in right of payment to all of the Company’s existing and future senior indebtedness;

•	senior in right of payment to all of the Company’s future subordinated indebtedness;

•	effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness, including, without limitation, indebtedness under the Company’s revolving asset based credit facility providing for secured revolving loans (the “ABL Facility”), the Company’s accounts receivable revolving financing facility (the “2012 ABS Facility”) and the New Term Loan Facility (together with the ABL Facility and the 2012 ABS Facility, the “Senior Credit Facilities”), to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Notes.

The Notes are guaranteed, on a senior unsecured basis, by each of the Company’s wholly-owned domestic subsidiaries that guarantee its senior secured credit facilities. These guarantees are subject to release under specified circumstances. The guarantee of each Subsidiary Guarantor is a senior unsecured obligation of that Subsidiary Guarantor and ranks:

•	equal in right of payment to all existing and future senior indebtedness of such Subsidiary Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor;

•	effectively subordinated in right of payment to all existing and future secured indebtedness of such Subsidiary Guarantor, including, without limitation, indebtedness under the Senior Credit Facilities, to the extent of the value of the collateral owned by such Subsidiary Guarantor; and

•	structurally subordinated to all obligations of any non-guarantor subsidiary of such Subsidiary Guarantor.

Redemption

The Company may redeem the Notes, in whole or in part, at any time and from time to time on and after June 15, 2019 and prior to June 15, 2024 at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on June 15 of the years set forth below.

Year	Percentage
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

In addition, at any time and from time to time prior to June 15, 2019, the Company may redeem Notes in an aggregate principal amount up to 40% of the original aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.875% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

At any time prior to June 15, 2019, Notes may also be redeemed in whole or in part, at the Company’s option, at a price equal to 100.000% of the principal amount thereof plus the applicable make-whole premium set forth in the Indenture as of, and accrued but unpaid interest, if any, to, the applicable redemption date.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit or restrict the ability of the Company and the ability of its restricted subsidiaries to: incur more indebtedness; pay dividends or distributions on their capital stock or repurchase their capital stock, issue stock of subsidiaries, make certain investments, create liens on their assets, enter into transactions with affiliates, merge or consolidate with another company and transfer and sell assets. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for customary events of default, which, if any of them occurs, would permit or require the principal, premium, if any, accrued but unpaid interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Copies of the Base Indenture, the First Supplemental Indenture and the Form of Note are attached as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and incorporated herein by reference. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Form of Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Senior Secured Term Loan Facility

On June 27, 2016, the Company, the several lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent, entered into an incremental term loan facility (the “New Term Loan Facility”) pursuant to an incremental commitment amendment (the “Second Amendment”) to the Company’s existing term loan credit agreement dated as of May 11, 2011 (as amended by the First Amendment, dated as of June 7, 2013, the “Existing Credit Agreement”). The Second Amendment also amended and restated the Existing Credit Agreement (the Existing Credit Agreement as amended by the Second Amendment, the “Credit Agreement”). The original aggregate amount of the New Term Loan Facility is $2,200.0 million.

The Company used a portion of the proceeds of the New Term Loan Facility (together with the net proceeds from the sale of the Notes and proceeds from the initial public offering of Parent) to repay the Existing Term Loan, to redeem the Old Notes at a redemption price equal to 102.125% of the principal amount, to repay and defease its CMBS Fixed Rate Facility (the repayment and defeasance of the CMBS Fixed Rate Facility is expected to be completed on or about September 1, 2016) and to pay related fees and expenses. Remaining proceeds, if any, may be used for general corporate purposes.

The loans under the New Term Loan Facility will bear interest equal to (i) LIBOR plus an applicable margin, or (ii) ABR plus an applicable margin, with ABR defined as the highest of (x) the rate that the administrative agent announces from time to time as its prime lending rate, as in effect from time to time, (y) 1/2 of 1.0% in excess of the overnight federal funds rate and (z) one-month LIBOR plus 1.0%, based on a periodic election of the interest rate by the Company. The applicable margins range from 3.00% to 3.25% for LIBOR borrowings and from 2.00% to 2.25% for ABR as determined by reference to a pricing grid based on the consolidated secured leverage ratio of the Company as at the end of the most recent fiscal quarter. Loans under the New Term Loan Facility bearing interest based on LIBOR are subject to a LIBOR “floor” of 0.75%.

The New Term Loan Facility will mature on June 27, 2023. Principal repayments in an amount equal to 0.25% of the original aggregate principal amount will be payable quarterly with the balance due at maturity. Voluntary prepayments of the New Term Loan Facility are permitted at any time, in whole or in part, subject when applicable to reimbursement of the lenders’ redeployment costs actually incurred. Certain voluntary prepayments made on or prior to December 27, 2016, are subject to a 1.0% “soft call” premium.

The obligations under the New Term Loan Facility are guaranteed by each of the Company’s direct and indirect wholly owned domestic subsidiaries (with certain exceptions) pursuant to the Company’s existing Guarantee and Collateral Agreement, dated as of May 11, 2011 (as amended by the First Amendment, dated as of June 7, 2013, and acknowledged and reaffirmed by the Second Amendment), the “Guarantee and Collateral Agreement”), and are subject to the Company’s existing Intercreditor Agreement, dated as of July 3, 2007 (the “Intercreditor Agreement”).

The New Term Loan Facility contains covenants that, among other things, limit or restrict the ability of the Company and the ability of its restricted subsidiaries to: incur more indebtedness; pay dividends or distributions on their capital stock or repurchase their capital stock, issue stock of subsidiaries, make certain investments, create liens on their assets, enter into transactions with affiliates, merge or consolidate with another company and transfer and sell assets.

The New Term Loan Facility also provides for customary events of default, which, if any of them occurs, would permit or require the principal, accrued but unpaid interest and other monetary obligations due under the New Term Loan Facility to be due and payable immediately.

A copy of the Credit Agreement is attached as Exhibit 4.4. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 31, 2016, the Company delivered two conditional notices of redemption (the “Redemption Notices”) relating to all of its then outstanding Old Notes, issued pursuant to the Indenture, dated as of May 11, 2011 (as supplemented, the “Old Notes Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (in such capacity, the “Old Notes Trustee”). The Redemption Notices conditioned the redemption of the Old Notes upon the consummation of certain transactions, including (i) the receipt by the Company of net proceeds in an amount equal to at least $475 million (or such other amount as may be determined by the Company in its sole and absolute discretion) from the incurrence of additional indebtedness in a form, on terms and subject to conditions, and pursuant to documentation that is in each case in form and substance, satisfactory to the Company, in its sole and absolute discretion, which receipt occurred on June 27, 2016, and (ii) the receipt by the Parent of net proceeds (after deducting underwriting discounts and commissions) in an amount equal to at least $1,100 million (or such other amount as may be determined by the Parent in its sole and absolute discretion) from an initial public offering of Parent’s common stock, on terms, and pursuant to documentation, satisfactory to the Company in its sole and absolute discretion, which receipt occurred on June 1, 2016. On June 27, 2016, the Company irrevocably deposited with the Old Notes Trustee funds solely for the benefit of the holders of the Old Notes, cash in U.S. dollars in an amount as was sufficient to pay and discharge the entire aggregate principal amount of the Old Notes not theretofore cancelled or delivered to the Old Notes Trustee for cancellation (the “Remaining Notes”), for principal of, and premium and accrued interest on, the Remaining Notes to June 30, 2016, the date specified in the Redemption Notices for redemption of the Remaining Notes. The Old Notes Trustee has entered into an Acknowledgment of Satisfaction, Discharge and Release, dated as of June 27, 2016, with respect to the Old Notes Indenture.

Effective upon the Company’s redemption of the Remaining Notes, the Company intends to suspend its obligation under the Old Notes Indenture to file certain reports under the Securities Exchange Act of 1934, as amended, by filing a Form 15.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Indenture, the Notes and the Credit Agreement is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 27, 2016, among US Foods, Inc., the Subsidiary Guarantors from time to time parties thereto and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of June 27, 2016, among US Foods, Inc., the Subsidiary Guarantors under the Indenture and Wilmington Trust, National Association.

4.3	Form of 5.875% Senior Note due 2024 (included in Exhibit 4.1 hereto).

4.4	Second Amendment to the Credit Agreement, dated as of June 27, 2016, among US Foods, Inc., Citicorp North America, Inc. and the Lenders and other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016	US FOODS, INC.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 27, 2016, among US Foods, Inc., the Subsidiary Guarantors from time to time parties thereto and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of June 27, 2016, among US Foods, Inc., the Subsidiary Guarantors under the Indenture and Wilmington Trust, National Association.

4.3	Form of 5.875% Senior Note due 2024 (included in Exhibit 4.1 hereto).

4.4	Second Amendment to the Credit Agreement, dated as of June 27, 2016, among US Foods, Inc., Citicorp North America, Inc. and the Lenders and other financial institutions party thereto.